Exhibit No. 99.1

Regis Corporation Receives Continued Listing Notice From NYSE

MINNEAPOLIS, June 14, 2022 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, today announced that it has received written notice (the “Notice”) from the New York Stock Exchange (“NYSE”) that the Company does not presently meet certain NYSE continued listing standards. Under the NYSE continued listing standards, the Company is required to maintain (a) a minimum average closing price of $1.00 per share over a period of 30 consecutive trading days, and (b) an average market capitalization of at least $50 million over a period of 30 consecutive trading days, and at the same time total stockholders’ equity equal to or greater than $50 million. As set forth in the Notice, as of June 10, 2022, the 30 trading-day average price of the Company’s common stock was $0.89; as of June 10, 2022 the 30 trading-day average market capitalization was $40.7 million, and its last reported stockholders’ equity was $11.1 million as of March 31, 2022.

Pursuant to applicable NYSE rules, the Company plans to timely notify the NYSE that it intends to pursue actions to meet the minimum average share price requirement by pursuing measures that are in the best interests of the Company and its shareholders. The NYSE provides for a period of six months following receipt of the Notice for the Company to meet the share price standard and regain compliance for continued listing on the NYSE.

The Company also plans to timely notify the NYSE that it intends to present a plan to meet the minimum market capitalization requirement pursuant to applicable NYSE rules. The NYSE provides for a period of 45 days from receipt of the notice to submit a plan advising the NYSE of definitive actions the Company has taken, or is taking, to bring it into conformity with the market capitalization listing standard within 18 months of receipt of the Notice. The Company is closely monitoring the closing price of its common stock and intends to consider all options to develop and submit a plan to bring it into compliance with the minimum capitalization standard within the required timeframe by pursuing measures that are in the best interests of the Company and its shareholders.

As previously stated, during this period, the Company’s common stock will continue to be listed and traded on the NYSE. The Notice does not affect the Company’s business operations, or its Securities and Exchange Commission reporting requirements, and does not conflict with or trigger any violation under the Company’s material debt or other agreements.

About Regis Corporation

Regis Corporation (NYSE:RGS) is leader in the beauty salon industry. As of March 31, 2022, the Company franchised, owned or held ownership interests in 5,697 worldwide locations. Regis' franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, please visit the Investor Information section of the corporate website at www.regiscorp.com.

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management's best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” “intend” and “plan.” In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include our ability to regain compliance with the NYSE listing requirements, future compliance with such requirements, potential future application of suspension and delisting procedures and future quotation of our common stock, and other potential factors that could affect future financial and operating results as set forth under Item 1A of our Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

CONTACT: REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com